                                  EXHIBIT (11)

                      TEMPLE-INLAND INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                    (in millions, except for per share data)


-----------------------------------------------------------------------------
                                              1998        1997         1996
-----------------------------------------------------------------------------
Numerator
Numerator for basic and
  diluted earnings per share:
    Income before accounting
      change                                  $ 67.7      $ 50.8      $ 132.8
    Cumulative effect of accounting
      change, net of tax                        (3.2)         --           --
                                              ------      ------      -------
        Net income                            $ 64.5      $ 50.8      $ 132.8
                                              ======      ======      =======

Denominator
Denominator for basic earnings
  per share-weighted average
  shares outstanding                            55.8        56.0         55.5
Dilutive effect of stock options                  .1          .2           .1
                                              ------      ------      -------
Denominator for diluted earnings
  per share-weighted average
  shares outstanding                            55.9        56.2         55.6
                                              ======      ======      =======

Earnings per share:
  Basic:
    Income before accounting change           $ 1.22      $  .91       $ 2.39
    Cumulative effect of accounting
      change, net of tax                        (.06)         --           --
                                              ------      ------      -------
  Net Income                                  $ 1.16      $  .91       $ 2.39
                                              ======      ======      =======

Diluted:
  Income before accounting change             $ 1.21      $  .90       $ 2.39
  Cumulative effect of accounting
    change, net of tax                          (.06)         --           --
                                              ------      ------      -------
Net Income                                    $ 1.15      $  .90       $ 2.39
                                              ======      ======      =======